EXHIBIT 4.2

EXECUTION COPY

EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

Dated as of April 27, 2004

Between

RADNOR HOLDINGS CORPORATION

RADNOR CHEMICAL CORPORATION

RADNOR DELAWARE II, INC.

RADNOR MANAGEMENT DELAWARE, INC.

RADNOR MANAGEMENT, INC.

STYROCHEM DELAWARE, INC.

STYROCHEM EUROPE DELAWARE, INC.

STYROCHEM U.S., LTD.

STYROCHEM GP, L.L.C.

STYROCHEM LP, L.L.C.

WINCUP EUROPE DELAWARE, INC.

WINCUP GP, L.L.C.

WINCUP LP, L.L.C.

WINCUP TEXAS, LTD.

WINCUP HOLDINGS, INC.

as Issuers

and

LEHMAN BROTHERS INC.

as Initial Purchaser

i

EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

This Exchange and Registration Rights Agreement (this “Agreement”) is dated as of April 27, 2004 between Radnor Holdings Corporation, a Delaware corporation (the “Company”), Radnor Chemical Corporation, a Delaware corporation, Radnor Delaware II, Inc., a Delaware corporation, Radnor Management Delaware, Inc., a Delaware corporation, Radnor Management, Inc., a Delaware corporation, StyroChem Delaware, Inc., a Delaware corporation, StyroChem Europe Delaware, Inc., a Delaware corporation, StyroChem U.S., Ltd., a Texas limited partnership, StyroChem GP, L.L.C., a Delaware limited liability company, StyroChem LP, L.L.C., a Delaware limited liability company, WinCup Europe Delaware, Inc., a Delaware corporation, WinCup GP, L.L.C., a Delaware limited liability company, WinCup LP, L.L.C., a Delaware limited liability company, WinCup Texas, Ltd., a Texas limited partnership, and WinCup Holdings, Inc., a Delaware corporation (collectively, the “Guarantors” and together with the Company, the “Issuers”) and Lehman Brothers Inc. (the “Initial Purchaser”).

This Agreement is entered into in connection with the Purchase Agreement, dated April 15, 2004, among the Company, the Guarantors and the Initial Purchaser (the “Purchase Agreement”) which provides for the sale by the Company to the Initial Purchaser of $70,000,000 aggregate principal amount of the Company’s Senior Secured Floating Rate Notes due 2009 (the “Notes”) and the issuance by the Guarantors of their respective guarantees with respect to the Notes (the “Guarantees”, and together with the Notes, the “Securities”). In order to induce the Initial Purchaser to enter into the Purchase Agreement, the Issuers have agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchaser and its direct and indirect transferees and assigns. The execution and delivery of this Agreement by the Issuers is a condition to the Initial Purchaser’s obligation to purchase the Securities under the Purchase Agreement.

The parties hereby agree as follows:

1. Definitions

As used in this Agreement, the following terms shall have the following meanings:

Additional Interest: See Section 4(a) hereof.

Advice: See the last paragraph of Section 5 hereof.

Agreement: See the first introductory paragraph hereto.

Applicable Period: See Section 2(b) hereof.

Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday which is not a “Federal holiday” (as such term is used in Rule 14d-1(c)(6) under the Exchange Act); references to “day” shall mean a calendar day.

Company: See the first introductory paragraph hereto.

Effectiveness Date: The 210th day after the Issue Date.

Effectiveness Period: See Section 3(a) hereof.

Event Date: See Section 4(b) hereof.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

Exchange Notes: See Section 2(a) hereof.

Exchange Offer: See Section 2(a) hereof.

Exchange Offer Registration Statement: See Section 2(a) hereof.

Exchange Securities: See Section 2(a) hereof.

Filing Date: The 60th day after the Issue Date.

Guarantors: See the first introductory paragraph hereto.

Holder: Any holder of a Registrable Security or Registrable Securities.

Holders’ Counsel: See Section 5(a) hereof.

Indenture: The Indenture, dated as of April 27, 2004 among the Company, the Guarantors and Wachovia Bank, National Association, as Trustee, pursuant to which the Securities will be issued, as amended or supplemented from time to time in accordance with the terms thereof.

Initial Purchaser: See the first introductory paragraph hereto.

Inspectors: See Section 5(o) hereof.

Issue Date: The date on which the Securities were originally issued under the Indenture.

Issuers: See the first introductory paragraph hereto.

NASD: National Association of Securities Dealers, Inc.

Notes: See the second introductory paragraph hereto.

Participating Broker-Dealer: See Section 2(b) hereof.

Person: An individual, trustee, corporation, partnership, joint stock company, trust, unincorporated association, union, business association, firm or other legal entity.

Private Exchange: See Section 2(b) hereof.

Private Exchange Securities: See Section 2(b) hereof.

Prospectus: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act (as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC)) as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

Purchase Agreement: See the second introductory paragraph hereto.

Records: See Section 5(o) hereof.

Registrable Securities: Each Security upon original issuance of the Securities and at all times subsequent thereto, each Exchange Security as to which Section 2(c)(iv) hereof is applicable upon original issuance and at all times subsequent thereto and each Private Exchange Security upon original issuance thereof and at all times subsequent thereto, until in the case of any such Security, Exchange Security or Private Exchange Security, as the case may be, the earliest to occur of (i) a Registration Statement (other than, with respect to any Exchange Security as to which Section 2(c)(iv) hereof is applicable, the Exchange Offer Registration Statement) covering such Security, Exchange Security or such Private Exchange Security having been declared effective by the SEC and such Security, Exchange Security or Private Exchange Security, as the case may be, having been disposed of in accordance with such effective Registration Statement, (ii) such Security, Exchange Security or Private Exchange Security, as the case may be, having been sold pursuant to Rule 144 or being eligible for sale pursuant to paragraph (k) of Rule 144, (iii) such Security having been exchanged for an Exchange Security pursuant to an Exchange Offer which may be resold without restriction under state and Federal securities laws, or (iv) such Security, Exchange Security or Private Exchange Security, as the case may be, ceasing to be outstanding for purposes of the Indenture.

Registration Default: See Section 4(a) hereof.

Registration Statement: Any registration statement of the Issuers, including, but not limited to, the Exchange Offer Registration Statement, filed with the SEC pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

Rule 144: Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for secondary offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

Rule 144A: Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

Rule 415: Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

SEC: The Securities and Exchange Commission.

Securities: See the second introductory paragraph hereto.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

Shelf Filing Date: See Section 3(a) hereof.

Shelf Notice: See Section 2(c) hereof.

Shelf Registration Statement: See Sections 3(a) and 3(b) hereof.

Staff: See Section 2(b) hereof.

Subsequent Shelf Registration Statement: See Section 3(b) hereof.

TIA: The Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

Trustee: The trustee under the Indenture and, if existent, the trustee under any subsequent indenture governing the Exchange Securities and/or Private Exchange Securities (if any).

Underwritten registration or underwritten offering: A registration pursuant to the Securities Act in which securities of the Company are sold to an underwriter for reoffering to the public.

2. Exchange Offer

(a) The Issuers shall, at the sole expense of the Company, file with the SEC, no later than the Filing Date, a registration statement under the Securities Act with respect to a registered offer to exchange (the “Exchange Offer”) any and all of the Registrable Securities (other than Private Exchange Securities, if any) for a like aggregate principal amount of debt securities of the Company which are identical in all material respects to the Notes (the “Exchange Notes”), and which will be fully and unconditionally guaranteed on the same terms as the Guarantees by the Guarantors (such guarantees, together with the Exchange Notes, the “Exchange Securities”) except that the Exchange Securities shall have been registered pursuant to an effective Registration Statement under the Securities Act and shall contain no restrictive legend thereon, and which are entitled to the benefits of the Indenture or a trust indenture which is identical in all material respects to the Indenture (other than such changes to the Indenture or any such identical trust indenture as are necessary to comply with any requirements of the SEC to effect or maintain the qualification thereof under the TIA) and which, in either case, has been qualified under the TIA. The Exchange Offer shall be registered under the Securities Act on an appropriate form under the Securities Act (the “Exchange Offer Registration Statement”) and shall comply with Regulation 14E and Rule 13e-4 under the Exchange Act (other than the filing requirements of Rule 13e-4). The Issuers shall use their best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act on or before the Effectiveness Date. Upon the Exchange Offer Registration Statement being declared effective, the Issuers will offer the Exchange Securities in exchange for surrender of the Registrable Securities. The Issuers will keep the Exchange Offer open for at least 20 Business Days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to Holders. For purposes of this Section 2(a) only, if after such Exchange Offer Registration Statement is initially declared effective by the SEC, the Exchange Offer or the issuance of the Exchange Securities thereunder is interfered with by any stop order, injunction or other similar order or requirement of the SEC or any other governmental agency or court, such Exchange Offer Registration Statement shall be deemed not to have become effective for purposes of this Agreement during the period that such stop order, injunction or other similar order or requirement shall remain in effect. Each Holder who participates in the Exchange Offer will be required to represent that (i) any Exchange Securities to be received by it will be acquired in the ordinary course of its business, (ii) at the time of the consummation of the Exchange Offer such Holder will have no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities, and (iii) such Holder is not an affiliate of the Company or any of the Guarantors within the meaning of the Securities Act, or if it is such an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it. Upon consummation of the Exchange Offer in accordance with this Section 2, the provisions of this Agreement shall continue to apply, mutatis mutandis, solely with respect to Registrable Securities that are Private Exchange Securities and Exchange Securities held by Participating Broker-Dealers, and the Issuers shall have no further obligation to register Registrable Securities pursuant to Section 3 hereof (other than Private Exchange Securities and other than in respect of any Exchange Securities as to which Section 2(c)(iv) hereof applies). No securities other than the Exchange Securities shall be included in the Exchange Offer Registration Statement.

(b) The Issuers shall include within the Prospectus contained in the Exchange Offer Registration Statement certain information necessary to allow a broker-dealer who holds Securities that were acquired for its own account as a result of market-making activities or other ordinary course trading activities (other than Securities acquired directly from the Issuers or one of the Issuers’ affiliates) to exchange such Securities pursuant to the Exchange Offer and to satisfy the prospectus delivery requirements in connection with resales of Exchange Securities received by such broker-dealer in the Exchange Offer, including a section entitled “Plan of Distribution,” reasonably acceptable to the Initial Purchaser, which shall contain a summary statement of the positions taken or policies made by the Staff of the Division of Corporation Finance of the SEC (the “Staff”) with respect to the potential “underwriter” status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Securities received by such broker-dealer in the Exchange Offer (a “Participating Broker-Dealer”), whether such positions or policies have been publicly disseminated by the Staff or such positions or policies, in the judgment of the Initial Purchaser and the Company, represent the prevailing views of the Staff, including a statement that any such broker-dealer who receives Exchange Securities for Registrable Securities pursuant to the Exchange Offer may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities, which prospectus delivery requirement may be satisfied by the delivery of the final Prospectus contained in the Exchange Offer Registration Statement. Such “Plan of Distribution” section shall also state that the delivery by a Participating Broker-Dealer of the final Prospectus relating to the Exchange Offer in connection with resales of Exchange Securities shall not be deemed to be an admission by such Participating Broker-Dealer that it is an “underwriter” within the meaning of the Securities Act, and shall contain all other information with respect to resales of the Exchange Securities by Participating Broker-Dealers that the SEC may require in connection therewith, but such “Plan of Distribution” shall not name any such Participating Broker-Dealer or disclose the principal amount of Exchange Securities held by any such Participating Broker-Dealer, except to the extent required by the Staff. Such “Plan of Distribution” section shall also expressly permit the use of the Prospectus by all Persons subject to the prospectus delivery requirements of the Securities Act, including all Participating Broker-Dealers, and include a statement describing the means by which Participating Broker-Dealers may resell the Exchange Securities. Each broker-dealer that receives Exchange Securities for its own account in exchange for Securities where such Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will comply with any prospectus delivery requirements under the Securities Act in connection with any resale of Exchange Securities.

The Issuers shall use their best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein, in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as is necessary to comply with applicable law in connection with any resale of the Exchange Securities; provided, however, that such period shall not exceed 150 days after the Exchange Offer Registration Statement is declared effective (or such longer period if extended pursuant to the last paragraph of Section 5 hereof) (the “Applicable Period”).

If, prior to consummation of the Exchange Offer, the Initial Purchaser holds any Securities acquired by it and having, or which are reasonably likely to be determined to have, the status of an unsold allotment in the initial distribution, or any other Holder is not entitled to participate in the Exchange Offer, the Issuers upon the request of the Initial Purchaser or any such Holder shall simultaneously with the delivery of the Exchange Securities in the Exchange Offer, issue and deliver to the Initial Purchaser and any such Holder, in exchange (the “Private Exchange”) for such Securities held by the Initial Purchaser and any such Holder, a like principal amount of debt securities of the Company and guarantees of the Guarantors with respect thereto that are identical in all material respects to the Exchange Notes and the guarantees with respect thereto, except for any such restrictions on transfer that, in the opinion of counsel for the Issuers, are required under the Securities Act (the “Private Exchange Securities”), and which are issued pursuant to the same indenture as the Exchange Securities; provided, however, the Issuers shall not be required to effect such exchange if, in the written opinion of counsel for the Issuers (a copy of which shall be delivered to the Initial Purchaser and any Holder affected thereby), such exchange cannot be effected without registration under the Securities Act. The Private Exchange Securities shall bear the same CUSIP number or CINS number as the Exchange Securities.

Interest on the Exchange Securities and the Private Exchange Securities will accrue from (A) the later of (i) the last interest payment date on which interest was paid on the Securities surrendered in exchange therefor or (ii) if the Securities are surrendered for exchange on a date on or after the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (B) if no interest has been paid on the Securities, from the Issue Date.

In connection with the Exchange Offer, the Company shall:

(1) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(2) utilize the services of a depositary for the Exchange Offer with an address in The City of New York;

(3) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer shall remain open, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities delivered for exchange, and a statement that such Holder is withdrawing its election to have such Securities or a portion thereof exchanged;

(4) notify each Holder that any Security not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement (except in the case of the Initial Purchaser and Participating Broker-Dealers as provided herein); and

(5) otherwise comply in all material respects with all applicable laws, rules and regulations.

As soon as practicable after the expiration of the Exchange Offer or the Private Exchange, as the case may be, the Company shall:

(1) accept for exchange all Securities properly tendered and not validly withdrawn pursuant to the Exchange Offer or the Private Exchange;

(2) deliver to the Trustee for cancellation all Securities so accepted for exchange; and

(3) cause the Trustee to authenticate and deliver promptly to each Holder of Securities, Exchange Securities or Private Exchange Securities, as the case may be, equal in principal amount to the Securities of such Holder so accepted for exchange.

The Exchange Offer and any Private Exchange shall not be subject to any conditions, other than that the Exchange Offer or such Private Exchange, as the case may be, does not violate applicable law including, without limitation, the Securities Act or the Exchange Act, or any applicable interpretation of the Staff.

The Exchange Securities and any Private Exchange Securities may be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture, which in either event shall provide that the Exchange Securities shall not be subject to the transfer restrictions set forth in the Indenture (and that the Private Exchange Securities shall be subject only to any such restrictions on transfer that, in the opinion of counsel for the Issuers, are required under the Securities Act). The Indenture or such indenture shall provide that the Exchange Securities, any Private Exchange Securities and the Securities shall vote and consent together on all matters as one class and that neither the Exchange Securities, any Private Exchange Securities or the Securities will have the right to vote or consent as a separate class on any matter.

(c) If (i) the Company determines in reasonably good faith that (x) because of any change in law or in the applicable interpretations of the Staff, the SEC is not likely to permit the Issuers to effect the Exchange Offer prior to the Effectiveness Date, or (y) that the Exchange Securities would not be tradeable upon receipt by the Holders that participate in the Exchange Offer without restriction under applicable state and Federal securities laws (other than due solely to the status of a Holder as an affiliate of the Company or any of the Guarantors within the meaning of the Securities Act or by breach by a Holder of its representation described in the third to the last sentence of Section 2(a) hereof), (ii) the Exchange Offer is not consummated within 240 days after the Issue Date, (iii) any holder of Private Exchange Securities so requests, or (iv) in the case of any Holder that participates in the Exchange Offer, such Holder does not receive Exchange Securities on the date of the exchange that may be sold without restriction under state and Federal securities laws (other than due solely to the status of such Holder as an affiliate of the Company or any of the Guarantors within the meaning of the Securities Act or by breach by such Holder of its representation described in the third to the last sentence of Section 2(a) hereof) and so notifies the Company within 60 days after such Holder first becomes aware of any such restriction and concurrently therewith provides the Company with a reasonable basis for its conclusion, then, in the case of each of clauses (i), (ii), (iii) and (iv) of this sentence, the Issuers shall promptly deliver to the Holders of Registrable Securities and the Trustee written notice thereof (the “Shelf Notice”) and shall file a Shelf Registration Statement pursuant to Section 3 hereof.

3. Shelf Registration

If a Shelf Notice is delivered as contemplated by Section 2(c) hereof, then:

(a) Shelf Registration. The Issuers shall as promptly as practicable file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities (the “Shelf Registration Statement”). If the Issuers shall not have filed an Exchange Offer Registration Statement, the Issuers shall use their best efforts to file with the SEC the Shelf Registration Statement on or prior to the Filing Date. Otherwise, the Issuers shall use their best efforts to file with the SEC the Shelf Registration Statement on or prior to the 30th day after the delivery of the Shelf Notice (the “Shelf Filing Date”). The Shelf Registration Statement shall be on Form S-1 or another appropriate form under the Securities Act permitting registration of such Registrable Securities for resale by Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Issuers shall not permit any securities other than the Registrable Securities to be included in the Shelf Registration Statement or any Subsequent Shelf Registration Statement.

The Issuers shall use their best efforts to cause the initial Shelf Registration Statement to be declared effective under the Securities Act on or before the 150th day after the Shelf Filing Date and to keep the Shelf Registration Statement continuously effective under the Securities Act until the date which is three years after the Issue Date, subject to extension pursuant to the last paragraph of Section 5 hereof (the “Effectiveness Period”), or such shorter period ending when (i) all Registrable Securities covered by the Shelf Registration Statement have been sold in the manner set forth and as contemplated in the initial Shelf Registration Statement or (ii) a Subsequent Shelf Registration Statement covering all of the Registrable Securities has been declared effective under the Securities Act.

(b) Subsequent Shelf Registrations. If the initial Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Issuers shall use their best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 15 days of such cessation of effectiveness amend the Shelf Registration Statement in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional “shelf” Registration Statement pursuant to Rule 415 covering all of the then remaining Registrable Securities (a “Subsequent Shelf Registration Statement”). If a Subsequent Shelf Registration Statement is filed, the Issuers shall use their best efforts to cause the Subsequent Shelf Registration to be declared effective under the Securities Act as soon as practicable after such filing and to keep such Registration Statement continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Shelf Registration Statement and any other Subsequent Shelf Registration was previously continuously effective. As used herein the term “Shelf Registration Statement” means the Shelf Registration Statement and any Subsequent Shelf Registration Statement.

(c) Supplements and Amendments. The Issuers shall promptly supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement, if required by the Securities Act, or if requested by the Holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement or by any underwriter of such Registrable Securities, and the Issuers agree to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

(d) Hold-Back Agreements

(1) Restrictions on Public Sale by Holders of Registrable Securities. Each Holder of Registrable Securities whose Registrable Securities are covered by a Shelf Registration Statement filed pursuant to this Section 3 (which Registrable Securities are not being sold in the underwritten offering described below) agrees, if requested (pursuant to a timely written notice) by the Issuers or the managing underwriter or underwriters in an underwritten offering, not to effect any public sale or distribution of any of the Registrable Securities or a similar security of the Company, including a sale pursuant to Rule 144 or Rule 144A (except as part of such underwritten offering), during the period beginning 20 days prior to, and ending 90 days after, the closing date of each underwritten offering made pursuant to such Shelf Registration Statement, to the extent timely notified in writing by the Issuers or by the managing underwriter or underwriters; provided, however, that each holder of Registrable Securities shall be subject to the holdback restrictions of this Section 3(d)(1) only once during the term of this Agreement.

The foregoing provisions shall not apply to any Holder if such Holder is prevented by applicable statute or regulation from entering into any such agreement; provided, however, that any such Holder shall undertake, in its request to participate in any such underwritten offering, not to effect any public sale or distribution of the class of securities covered by such Shelf Registration Statement (except as part of such underwritten offering) during such period unless it has provided 30 days’ prior written notice of such sale or distribution to the Issuers or the managing underwriter or underwriters, as the case may be.

(2) Restrictions on the Issuers and Others. The Issuers agree (A) not to effect any public or private sale or distribution (including, without limitation, a sale pursuant to Regulation D under the Securities Act) of any securities of the same class as or similar to those covered by a Shelf Registration Statement filed pursuant to this Section 3, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning 20 days prior to, and ending 90 days after, the commencement of an underwritten public distribution of Registrable Securities, where the managing underwriter or underwriters of such distribution so requests; (B) to include in any agreements entered into by the Issuers on or after the date of this Agreement (other than any underwriting agreement relating to a public offering registered under the Securities Act) pursuant to which the Issuers issue or agree to issue securities of the same class as or similar to the Securities a provision that each holder of such securities that are of the same class as or similar to Securities issued at any time on or after the date of this Agreement agrees not to effect any public or private sale or distribution, or request or demand the registration, of any such securities (or any securities convertible into or exchangeable or exercisable for such securities) during the period referred to in clause (A) of this Section 3(d)(2), including any sale pursuant to Rule 144 or Rule 144A; and (C) not to grant or agree to grant any “piggy-back registration” or other similar rights to any holder of the Issuers’ or any of their respective subsidiaries’ securities issued on or after the date of this Agreement with respect to any Registration Statement.

4. Additional Interest

(a) The Issuers and the Initial Purchaser agree that the Holders of Securities will suffer damages if the Issuers fail to fulfill their obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Issuers jointly and severally agree to pay, as liquidated damages and as set forth in the Indenture and the Notes, additional interest on the Notes (“Additional Interest”) under the circumstances and to the extent set forth below (each such event referred to in clauses (i) through (v) below, a “Registration Default”):

(i) if the Exchange Offer Registration Statement has not been filed with the SEC on or prior to the Filing Date;

(ii) if the Exchange Offer Registration Statement has not been declared effective on or prior to the Effectiveness Date;

(iii) if the Exchange Offer has not been consummated within 240 days after the Issue Date;

(iv) if the Shelf Registration has not been filed on or prior to the Shelf Filing Date or declared effective within 150 days following the delivery of the Shelf Notice, as the case may be; or

(v) if (A) the Exchange Offer Registration Statement has been declared effective but ceases to be effective for a period of 15 consecutive days without being succeeded immediately by any additional Registration Statement filed with the SEC and declared effective at any time prior to the time that the Exchange Offer is consummated or (B) the Shelf Registration or any Subsequent Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time during the Effectiveness Period for a period of 15 consecutive days without being succeeded immediately by any additional Registration Statement filed and declared effective, then Additional Interest shall accrue on the Notes over and above the interest rate then applicable to the Notes on each day during the first 90-day period immediately following the occurrence of such Registration Default, at a rate equal to 25 basis points (0.25%) per annum. The amount of Additional Interest will increase by an additional 25 basis points (0.25%) per annum during each subsequent 90-day period until the applicable Registration Statement is filed, the applicable Registration Statement is declared effective, the Exchange Offer is consummated or the applicable Registration Statement again becomes effective, as the case may be, provided, however, that the Additional Interest rate on the Notes may not exceed 100 basis points (1.00%) per annum; and provided, further, that (1) upon the filing of the Exchange Offer Registration Statement (in the case of (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement (in the case of (ii) above), (3) upon the consummation of the Exchange Offer (in the case of (iii) above), (4) upon the filing of the Shelf Registration or upon the effectiveness of a Shelf Registration, as applicable (in the case of (iv) above), or (5) upon the effectiveness of the Exchange Offer Registration Statement which had ceased to remain effective (in the case of (v)(A) above), or upon the effectiveness of the Shelf Registration which had ceased to remain effective (in the case of (v)(B) above), the interest rate borne by the Notes, including Additional Interest, will be reduced by the amount of Additional Interest on the Notes as a result of such clause (i), (ii), (iii), (iv) or (v) (or the relevant subclause thereof), as the case may be.

Notwithstanding the foregoing, the Issuers shall not be required to pay such Additional Interest with respect to the Registrable Securities held by a Holder if the applicable Registration Default arises from the failure of the Issuers to file, or cause to become effective, a Shelf Registration Statement within the time periods specified in this Section 4 by reason of the failure of such Holder to provide such information as (i) the Company may reasonably request, with reasonable prior written notice, for use in the Shelf Registration Statement or any Prospectus included therein to the extent the Company reasonably determines that such information is required to be included therein by applicable law, (ii) the NASD or the SEC may request in connection with such Shelf Registration Statement or (iii) is required to comply with the agreements of such Holder contained in the penultimate paragraph of Section 5 to the extent compliance thereof is necessary for the Shelf Registration Statement to be declared effective.

(b) The Company shall notify the Trustee within three Business Days after each Registration Default (an “Event Date”). Any amounts of Additional Interest due pursuant to clause (i), (ii), (iii), (iv) or (v) of Section 4(a) hereof will be payable in cash quarterly on each January 15, April 15, July 15 and October 15, (to the holders of record on the January 1, April 1, July 1 and October 1 immediately preceding such dates), commencing with the first such date occurring after any such Additional Interest commences to accrue. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Notes making up the Registrable Securities, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

5. Registration Procedures

In connection with the filing of any Registration Statement pursuant to Section 2 or 3 hereof, the Issuers shall effect such registrations to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Issuers hereunder the Issuers shall:

(a) Prepare and file with the SEC on or prior to the Filing Date (in the case of an Exchange Offer Registration Statement) or the Shelf Filing Date (in the case of a Shelf Registration Statement), a Registration Statement or Registration Statements as prescribed by Sections 2 or 3 hereof, and use their best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that, if (1) such filing is pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Issuers shall furnish to and afford the Holders of the Registrable Securities covered by such Registration Statement or each such Participating Broker-Dealer, as the case may be, one counsel selected by the Holders of a majority in aggregate principal amount of the Registrable Securities (the “Holders’ Counsel”), counsel for such Participating Broker-Dealer and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least five Business Days prior to such filing, or such later date as is reasonable under the circumstances) and, in the event the Initial Purchaser is participating in such Registration Statement, use their best efforts to reflect in each such document, when filed with the SEC, such comments as the Initial Purchaser or its counsel may reasonably propose. The Issuers shall not file any Registration Statement or Prospectus or any amendments or supplements thereto if the Holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement and the Holders’ Counsel, or any such Participating Broker-Dealer and its counsel, as the case may be, or the managing underwriters, if any, shall reasonably object.

(b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration Statement or Exchange Offer Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, as the case may be; cause the related Prospectus to be supplemented by any prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 promulgated under the Securities Act (as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC); and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus.

The Issuers shall be deemed not to have used their best efforts to cause a Registration Statement to become effective or to keep a Registration Statement effective during the Applicable Period or the Effectiveness Period, as the case may be, if any of them voluntarily takes any action that would result in selling Holders of the Registrable Securities covered thereby or Participating Broker-Dealers seeking to sell Exchange Securities not being able to sell such Registrable Securities or such Exchange Securities during that period unless (i) such action is required by applicable law or (ii) such action is taken by the Issuers in good faith and for valid business reasons (not including avoidance of the Issuers’ obligations hereunder), including the acquisition or divestiture of assets.

(c) If (1) a Shelf Registration Statement is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, notify the selling Holders of Registrable Securities and Holders’ Counsel, or each such Participating Broker-Dealer and their counsel, as the case may be, and the managing underwriters, if any, promptly (but in any event within two Business Days), (i) when a Prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Issuers, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference therein and exhibits thereto), (ii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary Prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a Prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Securities or resales of Exchange Securities by Participating Broker-Dealers the representations and warranties of the Issuers contained in any agreement (including any underwriting agreement) contemplated by Section 5(n) hereof, to the knowledge of the Company, cease to be true and correct in all material respects, (iv) of the receipt by the Issuers of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities or the Exchange Securities to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) of any request by the SEC or any state securities authority for amendments or supplements to the Registration Statement or Prospectus (including schedules and exhibits thereto), and (vii) of the Company’s determination that a post-effective amendment to a Registration Statement would be appropriate.

(d) If (1) a Shelf Registration Statement is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, use their best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities or the Exchange Securities to be sold by any Participating Broker-Dealer, for sale in any jurisdiction, and, if any such order is issued, use their best efforts to obtain the withdrawal of any such order at the earliest possible moment.

(e) If a Shelf Registration Statement is filed pursuant to Section 3 hereof and if requested by the managing underwriter or underwriters (if any), the Holders of a majority in aggregate principal amount of the Registrable Securities being sold in connection with an underwritten offering or any Participating Broker-Dealer, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters (if any), their counsel, such Holders, Holders’ Counsel, any Participating Broker-Dealer or their counsel reasonably request to be included therein and (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment.

(f) If (1) a Shelf Registration Statement is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, furnish to each selling Holder of Registrable Securities, Holders’ Counsel and to each such Participating Broker-Dealer who so requests and its counsel and each managing underwriter, if any, at the sole expense of the Issuers, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

(g) If (1) a Shelf Registration Statement is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, deliver to each selling Holder of Registrable Securities and Holders’ Counsel, or each such Participating Broker-Dealer and its counsel, as the case may be, and each underwriter, if any, at the sole expense of the Issuers, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 5, the Issuers hereby consent to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Securities or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers, if any, in connection with the offering and sale of the Registrable Securities covered by, or the sale by Participating Broker-Dealers of the Exchange Securities pursuant to, such Prospectus and any amendment or supplement thereto.

(h) Prior to any public offering of Registrable Securities or any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, use their best efforts to register and qualify, and to cooperate with the selling Holders of Registrable Securities and Holders’ Counsel or each such Participating Broker-Dealer and its counsel, as the case may be, the managing underwriter or underwriters, if any, and their counsel in connection with the registration or qualification (or exemption from such registration or qualification) of, such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer, or the managing underwriter or underwriters reasonably request; provided, however, that where Exchange Securities held by Participating Broker-Dealers or Registrable Securities are offered other than through an underwritten offering, the Issuers agree to cause the Issuers’ counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 5(h); keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Exchange Securities held by Participating Broker-Dealers or the Registrable Securities covered by the applicable Registration Statement; provided, however, that none of the Issuers shall be required to (A) qualify generally to do business in any jurisdiction where such Issuer is not then so qualified, (B) take any action that would subject such Issuer to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where such Issuer is not then so subject.

(i) If a Shelf Registration Statement is filed pursuant to Section 3 hereof, cooperate with the selling Holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may request.

(j) Use their best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities, except as may be required solely as a consequence of the nature of such selling Holder’s business, in which case the Issuers will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals; provided, however, that none of the Issuers shall be required to (A) qualify generally to do business in any jurisdiction where such Issuer is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where such Issuer is not then so subject.

(k) If (1) a Shelf Registration Statement is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, upon the occurrence of any event contemplated by Section 5(c)(v), 5(c)(vi) or 5(c)(vii) hereof, as promptly as practicable prepare and (subject to Section 5(a) hereof) file with the SEC, at the sole expense of the Issuers, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder or to the purchasers of the Exchange Securities to whom such Prospectus will be delivered by a Participating Broker-Dealer, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(l) Use its best efforts to cause the Registrable Securities covered by a Registration Statement or the Exchange Securities, as the case may be, to continue to be rated by the rating agencies which initially rated the Securities, during the period the Registration Statement is required to remain effective hereunder.

(m) Prior to the effective date of the first Registration Statement relating to the Registrable Securities, (i) provide the Trustee with certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and (ii) obtain a CUSIP number and a CINS number for the Registrable Securities.

(n) In connection with any underwritten offering of Registrable Securities pursuant to a Shelf Registration Statement, enter into an underwriting agreement as is customary in underwritten offerings of debt securities similar to the Notes and take all other actions in order to expedite or facilitate the registration or the disposition of such Registrable Securities and, in such connection, (i) make such representations and warranties to, and covenants with, the Holders of such Registrable Securities and the underwriters with respect to the business of the Company and its subsidiaries (including any acquired business, properties or entity, if applicable) and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Notes, and confirm the same in writing if and when requested; (ii) obtain the written opinions of counsel to the Issuers and written updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to each Holder of such Registrable Securities and the underwriters covering the matters customarily covered in opinions given in underwritten offerings and such other matters as may be reasonably requested by the managing underwriter or underwriters; (iii) obtain “comfort” letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the

Company for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each selling Holder of such Registrable Securities and the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings and such other matters as may be reasonably requested by the managing underwriter or underwriters; (iv) if an underwriting agreement is entered into, the same shall contain indemnification and contribution provisions and procedures no less favorable than those set forth in Section 7 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Registrable Securities covered by such Registration Statement and the managing underwriter or underwriters or agents) with respect to all parties to be indemnified pursuant to said Section 7; and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in aggregate principal amount of all of the Registrable Securities being sold and the managing underwriter or underwriters, if any, to evidence compliance with any customary conditions contained in the underwriting agreement or any other agreement entered into by the Issuers. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

(o) If (1) a Shelf Registration Statement is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, make available for inspection by any selling Holder of such Registrable Securities being sold, or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney or accountant retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the “Inspectors”), at the offices where normally kept, during business hours, all financial and other records, pertinent corporate documents and instruments of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement; provided, however, that all information shall be kept confidential by each such Inspector, except to the extent that (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such information is, in the opinion of counsel for any Inspector, necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement, or any transactions contemplated hereby or arising hereunder; provided, however, that prior notice be provided to the Company as soon as practicable and in any event not less than three business days before any such disclosure, of the potential disclosure of any information by such Inspector pursuant to clause (ii) or this clause (iii) to permit the Company to obtain a protective order (or waive the provisions of this Section 5(o)) and that such Inspector shall take such actions as are reasonably necessary to protect the confidentiality of such information to the extent such action is otherwise not inconsistent with an impairment of, or in derogation of, the rights and interests of the Holders or any Inspector, or (iv) the information in such Records has been made generally available to the public. Each selling Holder of such Registrable Securities and each such Participating Broker-Dealer will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential, shall be used only for due diligence purposes pursuant to this Section 5(o) and shall not be used by it as the basis for any market transactions in the securities of the Issuers unless and until such information is made generally available to the public. Each selling Holder of such Registrable Securities and each such Participating Broker-Dealer will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company to undertake appropriate action to prevent disclosure of the Records deemed confidential at the Company’s sole expense.

(p) Provide an indenture trustee for the Registrable Securities or the Exchange Securities, as the case may be, and cause the Indenture or the trust indenture provided for in Section 2(a) hereof, as the case may be, to be qualified under the TIA not later than the effective date of the Exchange Offer Registration Statement or the first Registration Statement relating to the Registrable Securities; and in connection therewith, cooperate with the trustee under any such indenture and the Holders of the Registrable Securities, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

(q) Use their best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

(r) Upon consummation of an Exchange Offer or a Private Exchange, obtain an opinion of counsel to the Issuers, in a form customary for underwritten transactions, addressed to the Trustee for the benefit of all Holders of Registrable Securities participating in the Exchange Offer or the Private Exchange, as the case may be, that the Exchange Securities or Private Exchange Securities, as the case may be, and the related indenture constitute legal, valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their respective terms, subject to customary exceptions and qualifications.

(s) If the Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Securities by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be, the Company shall mark, or cause to be marked, on such Registrable Securities that such Registrable Securities are being canceled in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be; in no event shall such Registrable Securities be marked as paid or otherwise satisfied.

(t) If a Shelf Registration Statement is filed pursuant to Section 3 hereof, a reasonable time prior to the filing of any document which is to be incorporated by reference into a Registration Statement or Prospectus after the initial filing of a Shelf Registration Statement, provide a reasonable number of copies of such document to the Initial Purchaser on behalf of the Holders of Registrable Securities covered thereby, and make available such of the representatives of the Company and its subsidiaries as shall be reasonably requested by such Holders or the Initial Purchaser on behalf of such Holders for discussion of such document.

(u) Cooperate with each seller of Registrable Securities covered by any Registration Statement, Holders’ Counsel and each underwriter, if any, participating in the disposition of such Registrable Securities and its counsel in connection with any filings required to be made with the NASD (including, without limitation, engaging and cooperating with a “qualified independent underwriter” if required by the Rules of the NASD).

(v) Use its reasonable best efforts to take all other steps necessary or advisable to effect the registration of the Exchange Securities and/or Registrable Securities covered by a Registration Statement contemplated hereby.

The Company may require each seller of Registrable Securities or Participating Broker-Dealer as to which any registration is being effected to furnish to the Company such information regarding such seller or Participating Broker-Dealer and the distribution of such Registrable Securities or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, as the Company may, from time to time, reasonably request, including, without limitation, a written representation to the Issuers (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement or Shelf Registration Statement, as applicable) stating (A) that it is not an affiliate of any of the Issuers, within the meaning of the Securities Act, (B) that it is acquiring the Exchange Securities in the ordinary course of business, (C) the amount of Registrable Securities held by such Holder prior to the Exchange Offer and the amount of Registrable Securities owned by such Holder to be exchanged in the Exchange Offer, (D) if such Holder is not a broker-dealer, that such Holder is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Securities to be issued, within the meaning of the Securities Act and (E) if such Holder is a broker-dealer, that it will receive Exchange Securities for its own account in exchange for Registrable Securities that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. The Company may exclude from such registration the Registrable Securities of any seller or Participating Broker-Dealer who fails to furnish such information or to make such representations within a reasonable time after receiving such request. Each seller as to which any registration pursuant to a Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such seller not materially misleading.

Each Holder of Registrable Securities and each Participating Broker-Dealer will agree by acquisition of such Registrable Securities or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, that upon actual receipt of any notice from the Company of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iii), 5(c)(iv), 5(c)(v), 5(c)(vi) or 5(c)(vii) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus or Exchange Securities to be sold by such Holder or Participating Broker-Dealer, as the case may be, until such Holder’s or Participating Broker-Dealer’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof, or until it is advised in writing (the

“Advice”) by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. If so directed by the Company, each Holder will deliver to the Company all copies (other than permanent file copies then in such Holder’s possession) of the Prospectus covering the Registrable Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, each of the Effectiveness Period and the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof or (y) the Advice.

6. Registration Expenses

(a) All fees and expenses incident to the performance of or compliance with this Agreement by the Issuers shall be borne jointly and severally by the Issuers whether or not the Exchange Offer Registration Statement or a Shelf Registration Statement is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities or Exchange Securities and determination of the eligibility of the Registrable Securities or Exchange Securities for investment under the laws of such jurisdictions (x) where the holders of Registrable Securities are located, in the case of the Exchange Securities, or (y) as provided in Section 5(h) hereof, in the case of Registrable Securities or Exchange Securities to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Securities or Exchange Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, by the Holders of a majority in aggregate principal amount of the Registrable Securities included in any Registration Statement or in respect of Registrable Securities or Exchange Securities to be sold by any Participating Broker-Dealer during the Applicable Period, as the case may be, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Issuers and reasonable fees and disbursements of Holders’ Counsel (subject to the provisions of Section 6(b) hereof), (v) fees and disbursements of all independent certified public accountants referred to in Section 5(n)(iii) hereof (including, without limitation, the expenses of any special audit and “comfort” letters required by or incident to such performance), (vi) rating agency fees, (vii) Securities Act liability insurance, if the Company desires such insurance, (viii) fees and expenses of all other Persons retained by the Company, (ix) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Issuers performing legal or accounting duties), (x) the expense of any annual audit, (xi) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, if applicable, and (xii) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement.

(b) The Issuers shall reimburse the Holders of the Registrable Securities being registered in a Shelf Registration Statement for the reasonable fees and disbursements of Holders’ Counsel (in addition to appropriate local counsel) and other reasonable out-of-pocket expenses of such Holders of Registrable Securities incurred in connection with the registration and sale of the Registrable Securities.

7. Indemnification

(a) The Issuers jointly and severally agree to indemnify and hold harmless each Holder of Registrable Securities, its officers, authorized representatives and directors (such officers, authorized representatives and directors of a Holder of Registrable Securities being referred to in this Section 7(a) as “affiliated persons”) and each person, if any, who controls a Holder of Registrable Securities within the meanings of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including but not limited to, and subject to Section 7(c) below, reasonable attorneys’ fees and any and all expenses reasonably incurred in investigating, preparing or defending against any investigation or litigation commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) (“Losses”), joint or several, to which a Holder of Registrable Securities or any such controlling or affiliated person may become subject, under the Securities Act, the Exchange Act, any other Federal or state statutory law or regulation, at common law or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Issuers shall have furnished any amendments or supplements thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, in the light of the circumstances under which they were made) not misleading, provided, however, that none of the Issuers shall be liable in any such case to the extent that such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information relating to a Holder of Registrable Securities made in the Registration Statement or Prospectus, or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Holder of Registrable Securities expressly for use therein; provided, further, that the indemnity obligations arising under this Section 7(a) with respect to the Registration Statement or Prospectus shall not inure to a Holder’s benefit or that of any such controlling or affiliated person if the person asserting any such Losses purchased the Securities from such Holder of Registrable Securities and if a copy (provided that the Issuers have complied with their obligations under Section 5 hereof) of the Prospectus was not sent or given by such Holder or on such Holder’s behalf to such person at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus would have cured the untrue statement or omission giving rise to such Losses.

The indemnity agreement in this Section 7(a) shall be in addition to any liability which any of the Issuers may otherwise have.

(b) Each Holder of Registrable Securities, severally and not jointly, will indemnify and hold harmless each Issuer, its officers, authorized representatives and directors (such officers, authorized representatives and directors of the Issuers being referred to in this Section 7(b) as “affiliated persons”) and each person, if any, who controls any of the Issuers within the meanings of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any Losses to which the Issuers may become subject, under the Securities Act, the Exchange Act, any other Federal or state statutory law or regulation, at common law or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Issuers shall have furnished any amendments or supplements thereto), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, in the light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or the Prospectus or such amendment or supplement in reliance upon and in conformity with written information relating to a Holder of Registrable Securities furnished to the Issuers by such Holder of Registrable Securities expressly for use therein, provided, however, that in no case shall any Holder of Registrable Securities be liable or responsible for any amount in excess of the discounts received by such Holder of Registrable Securities.

The indemnity agreement in this Section 7(b) shall be in addition to any liability which any of the Issuers may otherwise have.

(c) Promptly after receipt by an indemnified party under Section 7(a) or 7(b) of notice of the commencement of any action (including any governmental investigation), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under Section 7(a) or 7(b), except to the extent it was unaware of such action and has been prejudiced in any material respect by such failure, or from any liability which it may have to any indemnified party otherwise than under such Section 7(a) or 7(b). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. If, however, (i) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or (ii) an indemnified party shall have reasonably concluded that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them and the indemnified party so notifies the indemnifying party, then the indemnified party shall be entitled to employ counsel different from counsel for the indemnifying party at the expense of the indemnifying party and the indemnifying party shall not have the right to assume the defense of such indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same set of allegations or circumstances. The counsel with respect to which fees and expenses shall be so reimbursed shall be designated in writing by Lehman Brothers Inc. in the case of parties indemnified pursuant to Section 7(a) and by Radnor Holdings Corporation in the case of parties indemnified pursuant to Section 7(b).

The Issuers shall not be liable for any settlement of any such action or proceeding effected without the Company’s written consent (not to be unreasonably withheld) and if settled with its written consent or if there is a final judgment for the plaintiff, the Issuers agree to indemnify and hold harmless each Holder of Registrable Securities, its officers, authorized representatives and directors and each person, if any, who controls a Holder of Registrable Securities within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act to the extent provided in this Agreement. Without limiting the generality of the foregoing, no indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or has been threatened to be made a party by such indemnified party and to which the indemnity herein is applicable; provided, however, that an indemnifying party may effect such a settlement without the consent of the indemnified party if such settlement includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such proceeding or the indemnifying party indemnifies the indemnified party in writing and posts a bond for an amount equal to the maximum liability for all such claims as contemplated above.

(d) If the indemnification provided for in paragraphs (a) and (b) of this Section 7 is for any reason unavailable to (other than by reason of exceptions provided therein), or insufficient to hold harmless, an indemnified party in respect of any Losses (or actions in respect thereof), referred to therein, then each indemnifying party under such paragraphs, in lieu of indemnifying such indemnified party thereunder and in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (or actions in respect thereof), in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand in connection with the statements or omissions or alleged statements or omissions that resulted in such Losses, (or actions in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Issuers on the one hand and a Holder of Registrable Securities on the other hand shall be deemed to be in the same proportion as the total proceeds from the offering of the Securities (net of discounts but before deducting expenses) received by the Issuers bears to the total proceeds received by a Holder of Registrable Securities from the sale thereof. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers, on the one hand or in writing by a Holder of Registrable Securities, on the other hand, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances.

(e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Issuers and a Holder of Registrable Securities were each treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Losses (or actions in respect thereof), referred to in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal fees or other expenses reasonably incurred by such indemnified party in connection with defending or investigating any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall a Holder of Registrable Securities be required to contribute any amount in excess of the Holder of Registrable Securities’ discounts applicable to the Securities. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f) Promptly after receipt by any party to this Agreement of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the “contributing party”), notify the contributing party of the commencement thereof; but the omission so to notify the contributing party will not relieve such contributing party from any liability which it may have to any other party for contribution under the Securities Act, the Exchange Act or otherwise, except to the extent it was unaware of such action and has been prejudiced in any material respect by such failure or from any liability which it may have to any other party other than for contribution under the Securities Act, the Exchange Act or otherwise. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party of the commencement thereof, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified.

8. Rules 144 and 144A

The Issuers covenant to file with the Trustee copies of the annual reports and of the information, documents and other reports which the Issuers may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act, within 15 days after the Issuers are required to file the same with the SEC. If, during any period in which Registrable Securities are outstanding, the Issuers are not obligated to file annual reports, documents or other reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, the Issuers will furnish to the Trustee the same such annual reports documents or other reports as if the Issuers were so subject. The Issuers further covenant, for so long as any Registrable Securities remain outstanding, to make available to any Holder or beneficial owner of Registrable Securities in connection with any sale thereof and any prospective purchaser of such Registrable Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Registrable Securities pursuant to Rule 144A, unless the Issuers are then subject to Section 13 or 15(d) of the Exchange Act and reports filed thereunder satisfy the information requirements of Rule 144A(d)(4) as then in effect.

9. Underwritten Registrations

If any of the Registrable Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Securities included in such offering and shall be reasonably acceptable to the Company.

No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

10. Miscellaneous

(a) Remedies. The Issuers agree that monetary damages (including the Additional Interest contemplated hereby) would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b) No Inconsistent Agreements. The Issuers have not, as of the date hereof, and the Issuers shall not after the date of this Agreement, enter into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuers’ other issued and outstanding securities under any such agreements. The Issuers have not entered and will not enter into any agreement with respect to any of their securities which will grant to any Person “piggy-back” registration rights with respect to a Registration Statement.

(c) Adjustments Affecting Registrable Securities. The Issuers shall not, directly or indirectly, take any action with respect to the Registrable Securities as a class that would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

(d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of (A) the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Securities and (B) in circumstances that would adversely affect the Participating Broker-Dealers, the Participating Broker-Dealers holding not less than a majority in aggregate principal amount of the Exchange Securities held by all Participating Broker-Dealers; provided, however, that Section 7 hereof and this Section 10(c) may not be amended, modified or supplemented without the prior written consent of each Holder and each Participating Broker-Dealer (including any person who was a Holder or Participating Broker-Dealer of Registrable Securities or Exchange Securities, as the case may be, disposed of pursuant to any Registration Statement). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Securities may be given by Holders of at least a majority in aggregate principal amount of the Registrable Securities being sold by such Holders pursuant to such Registration Statement.

(e) Notices. All notices and other communications (including without limitation any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next day air courier or facsimile:

(1) if to a Holder of the Registrable Securities or any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the securities registrar under the Indenture, with a copy in like manner to the Initial Purchaser as follows:

Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

(Fax: 212-526-0943)

Attention: Syndicate Department

with a copy to:

Milbank, Tweed, Hadley & McCloy LLP

One Chase Manhattan Plaza

New York, New York 10005

Facsimile No.: (212) 530-5219

Attention: Arnold B. Peinado, III

(2) if to the Initial Purchaser, at the address specified in Section 10(e)(1) hereof;

(3) if to the Issuers, at the addresses as follows:

Radnor Holdings Corporation

Three Radnor Corporate Center, Suite 300

100 Matsonford Road

Radnor, PA 19087

Facsimile No: (610) 995-2697

Attention: Chief Financial Officer

with a copy to:

Duane Morris LLP

One Liberty Place, 42nd Floor

Philadelphia, PA 19103

Facsimile No: (215) 979-1020

Attention: Thomas G. Spencer

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if sent by facsimile.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address and in the manner specified in the Indenture.

(f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, the Holders and the Participating Broker-Dealers; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless such successor or assign holds Registrable Securities.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(k) Third Party Beneficiaries. Holders of Registrable Securities and Participating Broker-Dealers are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Persons.

(l) Entire Agreement. This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Initial Purchaser on the one hand and the Issuers on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

(m) Underwriting Agreement. Notwithstanding the provisions of Sections 3(d), 5, 6 and 7 hereof, in the event of a Shelf Registration pursuant to Section 3 hereof, to the extent that the Holders of Registrable Securities shall enter into an underwriting or similar agreement, which agreement contains provisions covering one or more matters addressed in such Sections with substantially similar effect, the provisions contained in such Sections addressing such matter or matters shall be of no force or effect with respect to the registration of securities being effected in connection with such underwriting or similar agreement.

(n) Termination. This Agreement shall terminate and be of no further force or effect when there shall not be any Registrable Securities, except that the provisions of Sections 4, 6, 7, 10(i) and 10(j) hereof shall survive any such termination.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Exchange and Registration Rights Agreement as of the date first written above.

RADNOR HOLDINGS CORPORATION

By:	/s/ Michael V. Valenza

	Name:	Michael V. Valenza
	Title:	Senior Vice President Finance

RADNOR CHEMICAL CORPORATION

By:	/s/ Michael V. Valenza

	Name:	Michael V. Valenza
	Title:	President

RADNOR DELAWARE II, INC.

By:	/s/ Michael V. Valenza

	Name:	Michael V. Valenza
	Title:	President

RADNOR MANAGEMENT DELAWARE, INC.

By:	/s/ Michael V. Valenza

	Name:	Michael V. Valenza
	Title:	Senior Vice President Finance

RADNOR MANAGEMENT, INC.

By:	/s/ Michael V. Valenza

	Name:	Michael V. Valenza
	Title:	Senior Vice President Finance

STYROCHEM DELAWARE, INC.

By:	/s/ Michael V. Valenza

	Name:	Michael V. Valenza
	Title:	President

STYROCHEM EUROPE DELAWARE, INC.

By:	/s/ Michael V. Valenza

	Name:	Michael V. Valenza
	Title:	President

STYROCHEM U.S., LTD.
By:	StyroChem GP, L.L.C., its general partner,
By:	Radnor Chemical Corporation, its sole member

By:	/s/ Michael V. Valenza

	Name:	Michael V. Valenza
	Title:	President

STYROCHEM GP, L.L.C.
By:	Radnor Chemical Corporation, its sole member

By:	/s/ Michael V. Valenza

	Name:	Michael V. Valenza
	Title:	President

STYROCHEM LP, L.L.C.
By:	Radnor Chemical Corporation, its sole member,

By:	/s/ Michael V. Valenza

	Name:	Michael V. Valenza
	Title:	President

WINCUP EUROPE DELAWARE, INC.

By:	/s/ Michael V. Valenza

	Name:	Michael V. Valenza
	Title:	President

WINCUP GP, L.L.C.
By:	WinCup Holdings, Inc., its sole member

By:	/s/ Michael V. Valenza

	Name:	Michael V. Valenza
	Title:	Senior Vice President Finance

WINCUP LP, L.L.C.
By:	WinCup Holdings, Inc., its sole member

By:	/s/ Michael V. Valenza

	Name:	Michael V. Valenza
	Title:	Senior Vice President Finance

WINCUP TEXAS, LTD.
By:	WinCup GP, L.L.C., its general partner,
By:	WinCup Holdings, Inc., its sole member

By:	/s/ Michael V. Valenza

	Name:	Michael V. Valenza
	Title:	Senior Vice President Finance

WINCUP HOLDINGS, INC.

By:	/s/ Michael V. Valenza

	Name:	Michael V. Valenza
	Title:	Senior Vice President Finance

LEHMAN BROTHERS INC.

By:	/s/ Stephen Mehos

	Name:	Stephen Mehos
	Title:	Managing Director

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